UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2009

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 iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

10201 South 51st Street Phoenix, AZ	85044
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Audit Committee of the Board of Directors of iMergent, Inc (“Company”) regularly reviews the selection of the Company’s independent registered public accounting firm.  On September 16, 2009,  after an extensive evaluation process the Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm  and dismissed Tanner LC (“Tanner”) as the Company’s independent registered public accounting firm.

The reports of Tanner on the Company’s consolidated financial statements for the fiscal years ended June 30, 2008 and June 30, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2008 and June 30, 2009, and in the subsequent interim period from July 1, 2009 through and including September 16, 2009, there were no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Tanner’s satisfaction, would have caused Tanner to make reference to the subject matter of the disagreement in connection with its report.  During the fiscal years ended June 30, 2008 and June 30, 2009, and in the subsequent interim period from July 1, 2009 through and including September 16, 2009, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Tanner to furnish a letter addressed to the Securities and Exchange Commission stating whether Tanner agrees with the above statements. A copy of that letter, dated September 16, 2009, is filed as Exhibit 16.2 to this Form 8-K.

During the fiscal years ended June 30, 2008 and June 30, 2009, and in the subsequent interim period from July 1, 2009 through and including September 16, 2009, the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit Number	Description

16.2	Letter from Tanner, LC
99.1	Press release entitled, “iMergent Announces Change of Independent Auditors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

Date: September 16, 2009	By:	/s/ JONATHAN R. ERICKSON
Jonathan R. Erickson
Chief Financial Officer

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